Exhibit 1

AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of July 18, 2008, is entered into by and among Broadwind Energy, Inc. (f/k/a Tower Tech Holdings Inc.), a Delaware corporation (the “Company”) and the undersigned stockholders (the “Stockholders”) of the Company.

RECITALS

A.            The Registration Rights Agreement dated as of March 1, 2007, as amended October 19, 2007, by and among the Company and the Stockholders (the “Registration Rights Agreement”) provides that pursuant to Section 4.3, it may be amended only with the written consent of the Company and the Designated Holders of a majority of the Registrable Secruities.

B.            Pursuant to Section 2.2(a) of the Registration Rights Agreement, the Company is required to file a registration statement (the “Registration Statement”) on Form S-3 (or such other appropriate registration form of the SEC) to register shares of Registrable Securities held by the Stockholders no later than July 19, 2008 (the “Registration Rights”).

C.            The Company and the Stockholders desire to amend the Registration Rights Agreement, as set forth herein and subject to the terms of this Amendment, to extend the period of time that may pass before the Company is required to file its initial Registration Statement pursuant to Section 2.2(a) of the Registration Rights Agreement.

D.            The Stockholders are holders of Registrable Securities and are entitled to the Registration Rights.

E.             Capitalized terms used and not defined in this Amendment are defined in the Registration Rights Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1

AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

1.1           Amendments to the Registration Rights Agreement.  Clause (a) of the definition of “Filing Date” set forth in Article I of the Registration Rights Agreement is hereby amended by deleting the two references to “July 19, 2008” and replacing them with “September 15, 2008.”

ARTICLE 2

MISCELLANEOUS

2.1           Effectiveness.       This Amendment shall be deemed effective as of the date first written above, as if executed by all parties hereto on such date.  Except as specifically modified by the terms set forth herein, the parties hereto acknowledge and agree that the Registration Rights Agreement is in full force and effect.  All references in the Registration Rights Agreement to the “Agreement” shall be deemed to refer to the Registration Rights Agreement as amended October 19, 2007 and as amended by this Amendment.

2.2           Further Assurances.  Each party agrees that, from time to time upon the written request of the other party, it will execute and deliver such further documents and do such other acts and things as the other party may reasonably request to effect the purposes of this Amendment.

2.3           Severability.  Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

2.4           Counterparts.  This Amendment may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.5           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules or provisions.

2.6           Captions.  The captions, headings and arrangements used in this Amendment are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

2.7           No Prejudice.  The terms of this Amendment shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

2.8           Words in Singular and Plural Form.  Words used in the singular form in this Amendment shall be deemed to import the plural, and vice versa, as the tense may require.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to Registration Rights Agreement as of the date and year set forth above.

COMPANY:

BROADWIND ENERGY, INC.

By:	/s/ Matthew J. Gadow
Matthew J. Gadow, Chief Financial Officer

STOCKHOLDERS:

TONTINE CAPITAL PARTNERS, L.P.

By:	Tontine Capital Management, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

TONTINE PARTNERS, L.P.

By:	Tontine Management L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

By:	Tontine Capital Overseas GP, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

[Signature page to Amendment No. 2 to Registration Rights Agreement]

S-1

TONTINE 25 OVERSEAS MASTER FUND, L.P.

By:	Tontine Capital Management, L.L.C., its general partner

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

TONTINE OVERSEAS FUND, LTD.

By:	Tontine Overseas Associates, L.L.C., its investment advisor

	By:	/s/ Jeffrey L. Gendell
Jeffrey L. Gendell, as managing member

[Signature page to Amendment No. 2 to Registration Rights Agreement]

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